Exhibit 99.4


                            [LETTERHEAD OF KPMG LLP]


                         INDEPENDENT ACCOUNTANTS' REPORT



Mellon Bank Credit Card Master Trust
c/o The Bank of New York, as Trustee


Citibank (South Dakota), N.A., as successor servicer:


We have examined Mellon Bank (DE) National Association's and Citibank (South Dakota), National Association's ("Citibank (SD)") (collectively, the "Banks") managements' assertions, included in the accompanying management reports on the Banks' compliance, as servicer and successor servicer, respectively, with the servicing requirements of the pooling and servicing agreement, that the Banks complied with the servicing requirements in Article IV, Section 4.3, of the Pooling and Servicing Agreement for the Mellon Bank Credit Card Master Trust, dated as of November 1, 1995, including the Supplement (Series 1995-A), dated November 1, 1995 (collectively, the "Agreement") for the periods January 1, 1999 to March 31, 1999 and April 1, 1999 to December 31, 1999, respectively. Managements of the Banks are responsible for the Banks's compliance with those requirements. Our responsibility is to express an opinion on managements' assertions about the Banks' compliance based upon our examination.

Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Banks' compliance with those requirements and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Banks' compliance with those requirements.

In our opinion, managements' assertions that the Banks were materially in compliance with the aforementioned sections of the Agreement for the year ended December 31, 1999 is fairly stated in all material respects.



/s/ KPMG LLP


March 24, 2000

    Management Report on Mellon Bank (DE) National Association's Compliance,
         as Servicer, with the Servicing Requirements of the Pooling and Servicing Agreement for the period January 1, 1999 to March 31, 1999


Management of Mellon Bank (DE) National Association ("Mellon (DE)"), as Servicer for the period January 1, 1999 to March 31, 1999, is responsible for compliance with the servicing requirements in Article IV, Section 4.3, of the Pooling and Servicing Agreement for the Mellon Bank Credit Card Master Trust, dated as of November 1, 1995, including the Supplement (Series 1995-A), dated as of November 1, 1995 (collectively, the "Agreement") for the period January 1, 1999 to March 31, 1999.

Management has performed an evaluation of Mellon (DE)'s compliance with the aforementioned section of the Agreement for the period January 1, 1999 to March 31, 1999. Based upon this evaluation, management believes that, for the period January 1, 1999 to March 31, 1999, Mellon (DE), as Servicer, was materially in compliance with the aforementioned section of the Agreement.





 /s/  Donna M. Coughey                       /s/ John L. Klinck, Jr.
----------------------------                ----------------------------
      Donna M. Coughey                           John L. Klinck, Jr.
      Chairman and President                     Senior Vice President
      Mellon Bank (DE), N.A.                     Mellon Bank (DE), N.A.


March 24, 2000

                          [LETTERHEAD OF CITIBANK USA]


      Management Report on Citibank (South Dakota), National Association's
       Compliance, as Successor Servicer, with the Servicing Requirements of the Pooling and Servicing Agreement


Management of Citibank (South Dakota), National Association ("Citibank (SD)"), as Successor Servicer, is responsible for compliance with the servicing requirements in Article IV, Section 4.3, of the Pooling and Servicing Agreement for the Mellon Bank Credit Card Master Trust, dated as of November 1, 1995, including the Supplement (Series 1995-A), dated as of November 1, 1995 (collectively, the "Agreement").

Management has performed an evaluation of Citibank (SD)'s compliance with the aforementioned section of the Agreement for the period April 1, 1999 to December 31, 1999. Based upon this evaluation, management believes that, for the period April 1, 1999 to December 31, 1999, Citibank (SD), as Successor Servicer, was materially in compliance with the aforementioned section of the Agreement.



  /s/  Charles Haug
-------------------------
       Charles Haug
       Servicing Officer


March 24, 2000